EXHIBIT 99.1
                                                                   ------------


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

               SUBURBAN PROPANE PARTNERS, L.P. TO HOLD FISCAL 2002
                 FOURTH QUARTER/YEAR-END RESULTS CONFERENCE CALL

WHIPPANY, NEW JERSEY, OCTOBER 10, 2002 -- Suburban Propane Partners, L.P. (NYSE:SPH), a leading marketer of propane gas and related products and services nationwide, announced today that it has scheduled its Fiscal 2002 Fourth Quarter and Full Year Results Conference Call for Thursday, October 24, 2002 at 10:00 AM Eastern Daylight Time.

Analysts, investors and other interested parties are invited to listen to management's discussion of Suburban's Fiscal 2002 fourth quarter and year-end results and business outlook by accessing the call via the internet at WWW.SUBURBANPROPANE.COM, or by telephone as follows:

                             Phone #: (800) 288-8974
           Ask for: Suburban Propane Fourth Quarter Fiscal Year 2002
                             Results Conference Call

In addition, a replay of the conference call will be available from 1:30 PM Thursday, October 24 until 11:59 PM on Friday, October 25, 2002 and can be accessed by dialing (800) 475-6701, Access Code 654832. The replay will also be available via Suburban's web site until Thursday, October 31, 2002.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is the nation's third largest propane gas marketer. The Partnership serves over 800,000 residential, commercial, industrial and agricultural customers through approximately 330 customer service centers in more than 40 states. Corporate news, unit prices and additional information about Suburban are available 24 hours a day, 7 days a week on Suburban's web site: WWW.SUBURBANPROPANE.COM. To receive news releases via fax: Dial 800-758-5804 and input extension 112074.



Company contact:  Robert M. Plante
                  Vice President-Finance & Treasurer
                  (973) 503-9252